EXHIBIT 99(A)(3)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                             TENDER OF COMMON UNITS
                                       OF
                         U.S. TIMBERLANDS COMPANY, L.P.
                                       TO
                      U.S. TIMBERLANDS ACQUISITION CO., LLC
                          A WHOLLY-OWNED SUBSIDIARY OF
                      U.S. TIMBERLANDS HOLDINGS GROUP, LLC
                    (Not to be Used for Signature Guarantees)

      This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing common units (the "Common Units") of U.S. Timberlands Company, L.P., a Delaware limited partnership, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in "THE OFFER: PROCEDURE FOR TENDERING COMMON UNITS" of the Offer to Purchase) or if time will not permit all required documents to reach the Depositary prior to the Expiration. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "THE
OFFER: PROCEDURE FOR TENDERING COMMON UNITS" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                     American Stock Transfer & Trust Company

                            By Facsimile Transmission
                        (for Eligible Institutions only)
                                 (718) 234-5001

                              Confirm By Telephone:
                                  (800)937-5449
                                 (718) 921-8200

                By Mail:                         By Hand or Overnight Courier:
        American Stock Transfer                      American Stock Transfer
            & Trust Company                             & Trust Company
             59 Maiden Lane                             59 Maiden Lane
        New York, New York 10038                   New York, New York 10038

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              The Guarantee ON THE REVERSE SIDE must be completed.

Ladies and Gentlemen:

      The undersigned hereby tenders to U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company (the "Buyer") and wholly-owned subsidiary of U.S. Timberlands Holding Group, LLC ("Holdings"), a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Buyer's Offer to Purchase dated November 15, 2002 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of common units specified below (the "Common Units"), of U.S. Timberlands Company, L.P., a Delaware limited partnership, pursuant to the guaranteed delivery procedures set forth in "THE OFFER: PROCEDURE FOR TENDERING COMMON UNITS" of the Offer to Purchase.

--------------------------------------------------------------------------------
                              Please Type or Print:

Number of Common Units __________________  Name(s) of Holders:__________________

Certificate Nos. (if available):_________  Address(es)__________________________

                                           _____________________________________

                                           _____________________________________

If Common Units will be delivered by
book-entry transfer, please provide        Area Code and Telephone No.:
account number information with respect
to American Stock Transfer & Trust
Company                                    (   )
                                           _____________________________________

                                           Signature(s)_________________________

Account No.:_____________________________  Dated:_______________________________

American Stock Transfer & Trust Company

_________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a participant in the _______________________, guarantees to deliver to the Depositary either certificates representing the Common Units tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Units into the Depositary's accounts at American Stock Transfer & Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_______________________  Authorized Signature:_____________________

Address:____________________________  Title:____________________________________

____________________________________

____________________________________  Name:_____________________________________
(including Zip Code)

Area Code and
Telephone No.____________________( )  Dated:____________________________________

NOTE: DO NOT SEND CERTIFICATES EVIDENCING COMMON UNITS WITH THIS NOTICE. CERTIFICATES EVIDENCING COMMON UNITS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------